POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby authorizes, designates, and appoints Timothy D. Johnson, Jeffrey A. Wier, and Minator Azemi
as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution and full power to act, for the undersigned and in the undersigned's name, place, and stead, to execute, acknowledge, deliver, and file any and all statements required to be filed with the United
States Securities and Exchange Commission (the "Commission") by the undersigned pursuant to 1) Section 16 of the Securities Exchange Act of 1934, as amended
(the "1934 Act") or 2) Rule 144 promulgated under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations thereunder with respect to securities of Builders FirstSource, Inc., a Delaware corporation, including, without limitation, statements on Form ID, Form 3, Form 4, Form 5 and Form 144
(and any amendments thereto) and any successor forms adopted by the Commission, as required by the 1934 Act or the 1933 Act and the rules and regulations thereunder, and to take such other actions as such attorneys-in-fact may deem necessary or appropriate in connection with such statements.

      This power of attorney shall continue in effect until the undersigned no longer has an obligation to file statements under Section 16 of the 1934 Act or
Rule 144 under the 1933 Act, or until specifically terminated in writing by the undersigned.  The undersigned acknowledges that the aforesaid persons are not assuming any of the undersigned's responsibilities to comply with Section 16 of the 1934 Act or Rule 144 under the 1933 Act.

      IN WITNESS WHEREOF, the undersigned has duly executed this power of attorney on the 1st day of January, 2021.

                                    By: /s/ Cory Jacobs Boydston
 Cory Jacobs Boydston